Exhibit 99.1

Sky Harbour Announces Record Q4 and 2025 Results; Meets 2025 Site Acquisition Target and Operating Cash Flow Breakeven Guidance; Provides Business and Financial Update

Fully Funded to Double in Size

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (HBO) campuses for business aircraft, announced the release of its audited financial results for the year ended December 31, 2025 on Form 10-K. The Company also announced the filing of its unaudited financial results for the year ended December 31, 2025 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-K:

https://www.sec.gov/Archives/edgar/data/1823587/000143774926009045/ysac20251231_10k.htm

MSRB/EMMA:

Quarterly Financial Report for the quarter ended 12/31/2025:

https://emma.msrb.org/P11931345-P11474887-P11925324.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed Assets or In-Construction exceeded $328 million as of December 31, 2025.

●	2025 full-year consolidated revenues increased 87% as compared to the prior year.

●	Net cash used in operating activities was reported at $2.3 million for 2025, versus $9.1 million used in 2024.

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Strong liquidity and capital resources consisted of consolidated cash and U.S. Treasuries totaling $48 million and $200 million of availability under the J.P. Morgan term bank facility as of December 31st, 2025.

●	Refer to 10-K for presentation of full-year GAAP net income and Adjusted EBITDA (Non-GAAP) results.

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Sky Harbour met guidance of reaching operating cash flow/adjusted EBITDA run-rate breakeven on a consolidated basis by year end 2025, driven by the positive cash flows generated from campuses opened in 2025 and the receipt last December of $5.9 million in upfront rent payment as part of a single hangar lease renewal.

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	Full year Obligated Group Revenues increased 49% in 2025 as compared to 2024.

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Net cash provided by operating activities reached positive $15.7 million in 2025, an increase from $6.5 million in 2024, driven by new campus openings, increased occupancy, increased rents and the upfront receipt of $5.9 million in rent in December 2025 as part of a lease extension with an existing tenant.

●	Debt Service Coverage Tests, calculated as per the Bond Indenture for the period ending December 31, 2025, and as budgeted for 2026, are both in compliance with covenant ratios.

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Cash and U.S. Treasuries at the Obligated Group totaled $24 million as of December 31, 2025, with the future capital expenditures on the remaining construction at OPF phase II and Addison phase II to be covered from expected Obligated Group revenues through the end of construction, proceeds of the 2026 Series Bonds and capital contributions from the Company as needed.

Update on Site Acquisition

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Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), San Jose Mineta International Airport (SJC), Camarillo Airport (CMA), Phoenix Deer Valley Airport (DVT) Dallas’s Addison Airport (ADS), and Denver’s Centennial Airport (APA).

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Sky Harbour currently has campuses in construction at Bradley International Airport (BDL), Salt Lake City International Airport (SLC), the second phase at OPF, and the second phase at ADS and campuses in development at Chicago Executive Airport (PWK), Hudson Valley Regional Airport (POU), New York Stewart International Airport (SWF), Orlando Executive Airport (ORL), Dulles International Airport (IAD), Trenton-Mercer Airport (TTN), Portland-Hillsboro Airport (HIO), Long Beach Airport (LGB), and Fort Worth Meacham International Airport (FTW).

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We met our prior guidance of nine additional ground leases in 2025, for a total portfolio of 23 airport ground leases announced by year end. In addition, we secured new land leases at two existing airports. Once fully developed, the 23 ground leases are expected to include approximately 4 million in aggregate rentable square feet.

Update on Construction and Development Activities

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As reported on our monthly construction reports filed with MSRB/EMMA and available on our website, the first phases at DVT, APA and ADS were completed and began operations in 2025. We are currently in construction at the second phases at OPF and ADS as well as BDL in Hartford, CT, and SLC in Salt Lake City, UT. Please see the following link for the last month construction report: https://emma.msrb.org/P11937008-P11478849-P11929703.pdf

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Phase I in POU, ORL and TTN are expected to start construction in the coming months. The Company has significantly increased resources dedicated to development and construction in anticipation of the upcoming surge in activity.

Update on Leasing Activities

●	Occupancy is at or near 100% in all campuses opened prior to 2025, with the newer campuses at DVT, ADS and APA at 77%, 84%, and 35% respectively as of March 16th, 2026.

●	The pre-leasing program is now in operation, with leases and LOIs in place at some of the campuses in development.

Update on Airport Operations

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During the fourth quarter the Company focused on optimizing their recently opened campuses as occupancy increased, and on launching portfolio-wide initiatives to deliver superior service and safety while targeting improved cost efficiencies.

Funding and Capital Formation

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In September 2025, Sky Harbour completed the previously announced $200 million 5-year SOFR based bank facility with J.P. Morgan (“JPMorgan Facility”). We also entered into a floating-for-fixed interest rate swap with an affiliate of J.P. Morgan that effectively locked in the cost of our draws to approximately 4.73%. Although there were no draws at year end, we have subsequently drawn $17.9 million as of March 15th, 2026 to cover capital expenditures at BDL and to reimburse ourselves for a portion of the issuance costs. We expect to continue to draw in the coming weeks and months as we accelerate our construction program.

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On February 12, 2026, we closed on a $150 million private activity tax-exempt financing issued through the Public Finance Authority (the “2026 Series Bonds”). The 2026 Series Bonds were issued at par with a 6.00% fixed interest rate, are subordinated to the 2021 Series Bonds and the JPMorgan Facility and have a mandatory tender on January 1, 2031 (5-year financing). We have invested the net proceeds of the 2026 Series Bonds in short and medium US Treasury bills and notes until these funds are used to fund capital expenditures or pay interest on the bonds.

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The combined net proceeds of this issuance are expected to be combined with the expected draws from the JPMorgan Facility and other available cash to fully fund the capital expenditures of our next six projects totaling over one million of rentable hangar square footage. Combined with the existing or soon to be completed one million rentable square feet of hangar space, our funded projects total over 2.1 million rentable square feet.

CEO, Tal Keinan commented: “The Company is generating operating cash at an increasing rate as additional hangar campuses come online. More than 1,000,000 square feet of new hangar development is fully funded, and our construction resources are prepared to meet the upcoming surge with growing speed and cost-efficiency. The Sky Harbour HBO offering is the solution of choice for the country’s top flight departments. Our focus for 2026 is scale.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez